UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):	November 22, 2004

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On November 16, 2004, Taubman Centers, Inc. (the “Company”) and its subsidiary, The Taubman Realty Group Limited Partnership (“TRG”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as Representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell 4,000,000 shares of its 8% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”) in an underwritten public offering (the “Offering”). The closing of the Offering is expected to occur on November 23, 2004. The Company estimates the net proceeds of the Offering, after deducting underwriting fees and commissions and expenses payable by the Company, will be approximately $96.5 million. Pursuant to the Underwriting Agreement, the Company agreed to contribute the proceeds of the Offering to TRG, and TRG will use the proceeds, together with available cash, to redeem in full all of its outstanding 9% Series C Cumulative Redeemable Preferred Equity and 9% Series D Cumulative Redeemable Preferred Equity (collectively, the “Series C and D Preferred Equity”). The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report.

        On November 16, 2004, TRG issued Notices of Redemption (the “Redemption Notices”) to GSEP 1999 Realty Corp. and GS-MSD Select Sponsors, L.P., the holders of the Series C and D Preferred Equity, notifying such holders that TRG will redeem the Series C and D Preferred Equity on November 23, 2004, for an aggregate cash redemption price of $101,300,000, including accrued and unpaid distributions. Copies of the Redemption Notices are filed as Exhibits 10.1 and 10.2 to this report.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        See the discussion in Item 1.01 above with respect to the Redemption Notices.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

        In connection with the Offering described in Item 1.01 above, the Company has filed a Certificate of Amendment to the Company’s Articles of Incorporation with the State of Michigan, which will be effective upon filing. The Certificate of Amendment classifies 4,000,000 of the Company’s authorized but unissued shares of preferred stock as 8% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”).

        The Series G Preferred Stock pays cumulative cash dividends from the date of original issuance at a rate of 8% per year of the $25.00 liquidation preference, or $2.00 per share each year. Dividends are payable quarterly in arrears on or about the last date of March, June, September and December of each year, beginning on December 31, 2004.

        The Series G Preferred Stock is not redeemable prior to November 23, 2009. On or after November 23, 2009, the Company, will be able to redeem the Series G Preferred Stock for cash, in whole or in part, at any time and from time to time, for a cash redemption price of $25 per share, plus all accrued and unpaid dividends to the redemption date. The Series G Preferred Stock has no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible or exchangeable for any other property or securities. Holders of the Series G Preferred Stock will generally have no voting rights but will have limited voting rights if the Company fails to pay dividends for six or more quarters (whether or not consecutive) and in certain other events.

        The Series G Preferred Stock ranks (a) junior to any other series of preferred stock established by the Company in the future, the terms of which specifically provide that such series ranks prior to the Series G Preferred Stock as to the payment of dividends and distributions of assets upon liquidation, winding up or dissolution, (b) on a parity with the Company’s 8.30% Series A Cumulative Redeemable Preferred Stock, 9% Series C Cumulative Redeemable Preferred Stock, 9% Series D Cumulative Redeemable Preferred Stock, 8.20% Series F Cumulative Redeemable Preferred Stock and any other series of preferred stock established by the Company in the future, the terms of which specifically provide that such series ranks on a parity with the Series G Preferred Stock as to the payment of dividends and distributions of assets upon liquidation, winding up or dissolution, and (c) prior to the Company’s common stock, Series B Non-Participating Convertible Preferred Stock and any other class of series of capital stock established by the Company in the future, the terms of which specifically provide that such class or series of capital stock shall rank junior to the Series G Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution.

        A copy of the Company’s Restated Articles of Incorporation, as amended, which includes the terms of the Series G Preferred Stock, is being filed as Exhibit 3.1 to this report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

        The following Exhibits are filed with this report:

Exhibit Number 1.1 3.1 5.1 8.1 10.1 10.2 23.1
Description

Underwriting Agreement, dated November 16, 2004, between Taubman Centers, Inc., The Taubman Realty Group
Limited Partnership and Morgan Stanley & Co. Incorporated, as Representative of the several underwriters named therein.

Restated Articles of Incorporation, as amended as of November 17, 2004.

Opinion of Honigman Miller Schwartz and Cohn LLP with respect to the Series G Preferred Stock

Opinion of Honigman Miller Schwartz and Cohn LLP with respect to certain tax matters

Notice of Redemption issued to GSEP 1999 Realty Corp., dated November 16, 2004

Notice of Redemption issued to GS-MSD Select Sponsors, L.P., dated November 16, 2004

Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2004	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Executive Vice President and
Chief Financial and
Administrative Officer

EXHIBIT INDEX

Exhibit Number 1.1 3.1 5.1 8.1 10.1 10.2 23.1
Description

Underwriting Agreement, dated November 16, 2004, between Taubman Centers, Inc., The Taubman Realty Group
Limited Partnership and Morgan Stanley & Co. Incorporated, as Representative of the several underwriters named therein.

Restated Articles of Incorporation, as amended as of November 17, 2004.

Opinion of Honigman Miller Schwartz and Cohn LLP with respect to the Series G Preferred Stock

Opinion of Honigman Miller Schwartz and Cohn LLP with respect to certain tax matters

Notice of Redemption issued to GSEP 1999 Realty Corp., dated November 16, 2004

Notice of Redemption issued to GS-MSD Select Sponsors, L.P., dated November 16, 2004

Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibits 5.1 and 8.1)